SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 19, 2004

KEYSTONE PROPERTY TRUST

(Exact Name of Registrant as Specified in its Declaration of Trust)

Maryland	1-12514	84-1246585
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

200 Four Falls Suite 208
West Conshohocken, PA 19428

Registrant’s telephone number, including area code:
(484) 530-1800

ITEM 5. OTHER EVENTS

On February 19, 2004, Keystone Property Trust (the “Company”) and Keystone Operating Partnership L.P., the Company’s operating partnership (the “Operating Partnership”) entered into a Purchase Agreement with Citigroup Global Markets Inc. (the “Underwriter”) and Michael J. Falcone, Robert Morris, Joseph D. Morris and certain of their respective affiliates named as selling shareholders therein (collectively, the “Selling Shareholders”) in connection with an underwritten public offering (the “Secondary Offering”) by the Selling Shareholders of 4,041,137 common shares of beneficial interest of the Company, par value $.001 per share (the “Shares”). The Company will not receive any proceeds from the Secondary Offering. The Shares that are being offered and sold have been registered by the Company pursuant to Registration Statements (File Nos. 333-110450, 333-92741 and 333-77627) on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the related Prospectuses, each dated February 19, 2004, as amended by the Prospectus Supplement dated February 19, 2004, each in the form in which it was first filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act. The Purchase Agreement is attached to this Current Report on Form 8-K as Exhibit 1.1.

On February 19, 2004, the Company issued a press release announcing the conversion by the Selling Shareholders of certain common and preferred units of the Operating Partnership into common shares of beneficial interest of the Company (the “Unit Conversions”) and the sale of the Shares by the Selling Shareholders in the Secondary Offering. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	EXHIBITS

1.1 Purchase Agreement, dated as of February 19, 2004, by and among the Company, the Operating Partnership, the Underwriter and the Selling Shareholders.

99.1 Press Release dated February 19, 2004 announcing the Unit Conversions and the sale of Shares by the Selling Shareholders in the Secondary Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KEYSTONE PROPERTY TRUST

Date: February 23, 2004	By:	/s/ Jeffrey E. Kelter

Jeffrey E. Kelter
President and Chief Executive Officer

Date: February 23, 2004	By:	/s/ Timothy E. McKenna

Timothy E. McKenna
Senior Vice President and Chief Financial Officer

Date: February 23, 2004	By:	/s/ J. Peter Lloyd

J. Peter Lloyd
Senior Vice President and Chief Accounting
Officer